Exhibit 1

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of common stock, $0.01 par value, of Douglas Dynamics, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

AURORA EQUITY PARTNERS II L.P.

By:	Aurora Capital Partners II L.P.,
its general partner

By:	Aurora Advisors II LLC,
its general partner

By:	/s/ Timothy J. Hart	February 14, 2011
Name:	Timothy J. Hart
Title:	President, Secretary and General Counsel

AURORA OVERSEAS EQUITY PARTNERS II, L.P.

By:	Aurora Overseas Capital Partners II L.P.,
its general partner

By:	Aurora Overseas Advisors II, LDC,
its general partner

By:	/s/ Timothy J. Hart	February 14, 2011
Name:	Timothy J. Hart
Title:	President, Secretary and General Counsel

AURORA CAPITAL PARTNERS II L.P.

By:	Aurora Advisors II LLC,
its general partner

By:	/s/ Timothy J. Hart	February 14, 2011
Name:	Timothy J. Hart
Title:	President, Secretary and General Counsel

AURORA OVERSEAS CAPITAL PARTNERS II L.P.

By:	Aurora Overseas Advisors II, LDC,
its general partner

By:	/s/ Timothy J. Hart	February 14, 2011
Name:	Timothy J. Hart
Title:	President, Secretary and General Counsel

AURORA ADVISORS II LLC

By:	/s/ Timothy J. Hart	February 14, 2011
Name:	Timothy J. Hart
Title:	President, Secretary and General Counsel

AURORA OVERSEAS ADVISORS II, LDC

By:	/s/ Timothy J. Hart	February 14, 2011
Name:	Timothy J. Hart
Title:	President, Secretary and General Counsel

By:	/s/ Gerald L. Parsky	February 14, 2011
GERALD L. PARSKY

By:	/s/ John T. Mapes	February 14, 2011
JOHN T. MAPES